Exhibit 99.1

HORNBECK OFFSHORE SERVICES, INC.

Service with Energy

NEWS RELEASE	Contacts:	Todd Hornbeck, CEO
05-009		Jim Harp, CFO
Hornbeck Offshore
985-727-6802

For Immediate Release		Ken Dennard, Managing Partner
Lisa Elliott, Sr. Vice President
DRG&E / 713-529-6600

HORNBECK OFFSHORE INCREASES

EARNINGS GUIDANCE FOR FIRST QUARTER 2005

Q1 EPS guidance was $0.17 to $0.21 excluding bond refinancing charges

Q1 EPS guidance is now $0.27 to $0.30 excluding bond refinancing charges

Company also announces acquisition of second foreign-flagged AHTS vessel

April 21, 2005, New Orleans, Louisiana — Hornbeck Offshore Services, Inc. (NYSE:HOS) today announced that, based on a preliminary financial review, it has raised its first quarter 2005 estimates. The Company now expects EBITDA for the first quarter of 2005 to range between $18.0 million and $19.0 million. As EBITDA is a non-GAAP financial measure, the reconciliation to net income for these figures can be found in the table below. Based on that reconciliation, the Company’s diluted earnings per share guidance for the first quarter of 2005 is now expected to range between $0.27 and $0.30, before the January 2005 loss on early extinguishment of debt related to the Company’s recent bond refinancing.

Hornbeck Offshore 1Q2005 Guidance and Projected EBITDA Reconciliation

	First Quarter 2005 Revised Estimate	First Quarter 2005 Prior Estimate
EBITDA	$18.0 to $19.0 million	$15.0 to $16.5 million
Depreciation and amortization	$6.0 million	$6.3 million
Interest expense	$2.6 million	$2.8 million
Income tax expense	$3.5 to $3.9 million	$2.2 to $2.8 million
Income tax rate	37.5%	37.5%
Net income before adjustments	$5.9 to $6.5 million	$3.7 to $4.6 million
Weighted average diluted shares outstanding	21.4 million	21.8 million
Earnings per diluted share before adjustments	$0.27 to $0.30	$0.17 to $0.21
Adjustments not included above:
Loss on early extinguishment of debt, net of taxes	$1.1 million	$1.1 million
Loss on early extinguishment of debt, per share	$0.05	$0.05

103 Northpark Boulevard, Suite 300 Covington, Louisiana 70433	Phone: (985) 727-2000 Fax: (985) 727-2006

Todd Hornbeck, President and Chief Executive Officer, stated, “After completing our preliminary financial review, we are pleased to announce that both of our business segments experienced first quarter results substantially better than we anticipated at the time of our last call. These more favorable results were due to a combination of higher revenues and lower expenses in each segment. Accordingly, we are raising our estimates for the first quarter of 2005. We look forward to communicating more details regarding these results in our first quarter earnings release and conference call on May 5, 2005. We will also update our calendar 2005 and calendar 2006 earnings guidance ranges at that time.”

Mr. Hornbeck continued, “First quarter results for our OSV segment reflected slightly higher effective dayrates than anticipated due to continuing improvements in deepwater and deep shelf activity in the U.S. Gulf of Mexico. Our expected tug and tank barge results for the first quarter were positively impacted by the early March 2005 delivery of the first double-hulled tank barge of our current newbuild program, the Energy 13501. Not only did we have an earlier delivery from the shipyard than expected, we were very fortunate to secure a substantial “positioning charter” from the Gulf of Mexico, where the vessel was constructed, to the northeastern U.S. market. We had not anticipated placing the vessel into service with its first cargo load until it reached the Northeast, after mobilizing from the shipyard. In addition to higher revenue in each segment, we were also able to manage company-wide operating costs and overhead to lower than anticipated levels, due to a variety of factors which we will discuss on our next call.”

Recent Vessel Acquisition

In late March 2005, the Company acquired a second new generation 240 class, 8,000 brake horsepower, anchor-handling towing supply (AHTS) vessel from a private owner. This vessel, which will be renamed the HOS Navegante, is the second foreign-flagged AHTS acquired this year by Hornbeck. As previously reported, in January 2005, the Company acquired its “sister vessel,” the HOS Saylor, which is currently serving under a long-term time charter in Trinidad. The HOS Navegante was mobilized from West Africa and is currently at a Gulf of Mexico shipyard undergoing its regulatory drydocking, as well as discretionary modifications and improvements. The vessel is expected to be placed into service during the early third quarter of 2005. The HOS Navegante is currently being bid on various international charter opportunities. The aggregate purchase price and the estimated conversion costs for the two AHTS vessels are expected to be in the range of $28 million to $30 million. These vessel purchases were, and the cost of the conversions will be, funded out of available sources of liquidity, including cash on hand, projected cashflow and revolver capacity.

Mr. Hornbeck added, “Our acquisition of these two strategic vessels complements our growing international market presence. While both of these vessels have anchor-handling capabilities, we plan to use them primarily as supply vessels and for towing jack-up rigs. We believe that our cost basis in these vessels is very attractive given the current shortage of 8,000 horsepower AHTS vessels, which should allow us to be very competitive in the international market. We expect these vessels to generate dayrates, margins and returns commensurate with our domestic 240 class new generation OSVs.”

First Quarter 2005 Conference Call Reminder

The Company will hold its conference call to discuss first quarter 2005 financial results and recent developments at 10:00 a.m. Eastern (9:00 a.m. Central) on Thursday, May 5, 2005. To participate in the call, dial (303) 262-2139 and ask for the Hornbeck Offshore call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at http://www.hornbeckoffshore.com, on the “IR Home” page of the “Investors” section of the Company’s website. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live web cast, an archive will be available shortly after the call for a period of 30 days on the “IR Home” page under the “Investors” section of the Company’s website. Additionally, a telephonic replay will be available through May 12, 2005, and may be accessed by calling (303) 590-3000 and using the pass code 11028867.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. Hornbeck Offshore currently owns and operates a fleet of over 50 vessels, with 4 additional vessels under construction.

Forward-Looking Statements and Regulation G Reconciliation

This press release contains forward-looking statements in which Hornbeck Offshore discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations and projections about future events. Accuracy of the assumptions, expectations and projections depend on events that change over time and are thus susceptible to change based on actual experience and new developments. Although the Company believes that the assumptions, expectations and projections reflected in these forward-looking statements are reasonable based on the information known to the Company today, the Company can give no assurance that the assumptions, expectations and projections will prove to be correct. The Company cautions readers that it undertakes no obligation to update or publicly release any revisions to the forward-looking statements in this press release hereafter to reflect the occurrence of any events or circumstances or any changes in its assumptions, expectations and projections, except to the extent required by applicable law. Additionally, important factors that might cause future results to differ from these assumptions, expectations and projections include industry risks, oil and natural gas prices, economic and political risks, weather related risks, regulatory risks, and other factors described in the Company’s most recent Annual Report on Form 10-K and other filings filed with the Securities and Exchange Commission. This press release also contains the non-GAAP financial measure of earnings (net income) before interest expense, income tax expense, depreciation, amortization and loss on early extinguishment of debt, or EBITDA. Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in this press release. Management’s opinion regarding the usefulness of such measures to investors and a description of the ways in which management uses such measures can be found in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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